CUSTODIAN SERVICES AGREEMENT


      THIS AGREEMENT is made as of , 1999 by and between PFPC TRUST COMPANY, a limited purpose trust company incorporated under the laws of Delaware ("PFPC Trust"), and E*TRADE FUNDS, a Delaware business trust (the "Fund"), on behalf of its series investment portfolios (each a "Portfolio") listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time.
                             W I T N E S S E T H:
      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended; and
      WHEREAS, the Fund wishes to retain PFPC Trust to provide custodian services for the Portfolio, and PFPC Trust wishes to furnish custodian services to the Portfolio, either directly or through an affiliate or affiliates, as more fully described herein.
      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
1.    Definitions.
      As Used in This Agreement and not previously defined:
      (a)     "1933 Act" means the Securities Act of 1933, as amended.
      (b) "1934 Act" means the Securities Exchange Act of 1934, as amended.
      (c)     "1940 Act" means the Investment Company Act of 1940, as amended
      (d) "Authorized Person" means any officer of the Fund and any other person authorized by the Fund's Board of Trustees to give Oral Instructions or Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto or any amendment thereto as may be received by PFPC Trust. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.
      (e) "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system maintained by an exchange registered with the SEC under the 1934 Act.
      (f)     "CEA" means the Commodity Exchange Act, as amended.
      (g) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).
      (h) "Oral Instructions" mean oral instructions received by PFPC Trust from an Authorized Person or from a person reasonably believed by PFPC Trust to be an Authorized Person.
      (i) "PFPC Trust" means PFPC Trust Company or a subsidiary or affiliate of PFPC Trust Company.
      (j)     "SEC" means the Securities and Exchange Commission.
       (k) "Securities Laws" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.
      (l) "Shares" mean the shares of beneficial interest of any class of the Portfolio.
      (m)     "Property" means:
            (i) any and all securities and other investment items of the Portfolio which the Fund may from time to time deposit, or cause to be deposited, with PFPC Trust or which PFPC Trust may from time to time hold for the Portfolio;

            (ii) all income in respect of any of such securities or other investment items;

            (iii) all  proceeds  of  the  sale  of  any of  such  securities  or investment items; and

            (iv)  all  proceeds  of  the  sale  of  securities   issued  by  the
                  Portfolio, which are received by PFPC Trust from time to time.

      (n) "Written Instructions" mean (i) written instructions signed by two Authorized Persons and received by PFPC Trust. The instructions may be delivered electronically or by hand, mail, tested telegram, cable, telex, facsimile, or electronic mail sending device.
2. Appointment and Representation. The Fund hereby appoints PFPC Trust to provide custodian services to the Fund, on behalf of the Portfolio and PFPC Trust accepts such appointment and agrees to furnish such services. PFPC represents that it has, and will continue to have, at least the minimum qualifications required by Section 17(f)(1) of the 1940 Act to act as custodian of the portfolio securities and cash of the Portfolio.
3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC Trust with the following: (a) copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC Trust to provide services;

      (b)     a  copy  of  the  Fund's  most  recent  effective   registration
             statement;

      (c)     a copy of the Portfolio's advisory agreements;

      (d) a copy of the Portfolio's administration agreement if PFPC Trust is not providing the Portfolio with such services;

      (e)     copies  of  any  shareholder   servicing  agreements  made  with
             respect to the Portfolio; and

      (f)     copies  of  any  and  all   amendments  or  supplements  to  the
             foregoing.

4.    Compliance with Laws.
      PFPC Trust undertakes to comply with material applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC Trust hereunder. Except as specifically set forth herein, PFPC Trust assumes no responsibility for such compliance by the Fund or the Portfolio.
5.    Instructions.
      (a) Unless otherwise provided in this Agreement, PFPC Trust shall act only upon Oral Instructions or Written Instructions.
      (b) PFPC Trust shall be entitled to rely upon any Oral Instructions or Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC Trust to be an Authorized Person) pursuant to this Agreement. PFPC Trust may
            assume  that  any  Oral   Instructions  or  Written   Instructions
            received  hereunder  are  not in any  way  inconsistent  with  the provisions of organizational documents of the Fund or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Portfolio's shareholders, unless and until PFPC Trust receives Written Instructions to the contrary.
      (c) The Fund agrees to forward to PFPC Trust Written Instructions confirming Oral Instructions (except where such Oral Instructions are given by PFPC Trust or its affiliates) so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC
            Trust   shall   in  no  way   invalidate   the   transactions   or
            enforceability   of  the  transactions   authorized  by  the  Oral
            Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC Trust shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC Trust's actions comply with the other provisions of this Agreement.
6.    Right to Receive Advice.
      (a) Advice of the Fund. If PFPC Trust is in doubt as to any action it should or should not take, PFPC Trust may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.
      (b) Advice of Counsel. If PFPC Trust shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC Trust may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Portfolio's investment adviser or PFPC Trust, at the option of PFPC Trust).
      (c)   Conflicting   Advice.   In  the  event  of  a   conflict   between
            --------------------
            directions, advice or Oral Instructions or Written Instructions PFPC Trust receives from the Fund and the advice it receives from counsel, PFPC Trust may rely upon and follow the advice of counsel if such counsel is also counsel to the Fund. In the event PFPC Trust so relies on the advice of counsel, PFPC Trust remains liable for any action or omission on the part of PFPC
            Trust   which   constitutes   willful   misfeasance,   bad  faith,
            negligence, or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement. If PFPC Trust intends to rely on advice from counsel which conflicts with Oral or Written Instructions from the Fund, PFPC shall notify the Fund, as applicable, in writing prior to such reliance.
      (d)    Protection  of PFPC Trust.  PFPC Trust shall be  protected in any
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            action  it takes or does not  take in  reliance  upon  directions, advice or Oral Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC Trust believes, in good faith, to be consistent with those directions, advice or
            Oral  Instructions  or  Written  Instructions.   Nothing  in  this
            section shall be construed so as to impose an obligation upon PFPC Trust to seek such directions, advice or Oral Instructions
            or  Written   Instructions.   Nothing  in  this  subsection  shall
            excuse PFPC Trust when an action or omission on the part of PFPC Trust constitutes willful misfeasance, bad faith, negligence or reckless disregard by PFPC Trust of any duties, obligations or responsibilities set forth in this Agreement.
7.    Records;  Visits.  The books and records  pertaining to the Fund and the
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      Portfolio,  which are in the  possession  or under the  control  of PFPC
      Trust, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other
      applicable  securities  laws,  rules  and  regulations.   The  Fund  and
      Authorized Persons shall have access to such books and records at all times during PFPC Trust's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC Trust to the Fund or to an authorized representative of the Fund, at the Fund's expense.
8.    Confidentiality.  PFPC Trust agrees to keep  confidential the records of
      ---------------
      the Fund and the Portfolio and information relating to the Fund, the Portfolio and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC Trust may be exposed to civil or criminal contempt proceedings or when PFPC Trust is required to divulge such information or records to duly constituted authorities.
9. Cooperation with Accountants. PFPC Trust shall cooperate with the Fund's independent public accountants and shall take all reasonable action in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.
10.    Disaster  Recovery.  PFPC Trust shall enter into and shall  maintain in
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      effect  with   appropriate   parties  one  or  more  agreements   making
      reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC Trust shall, at no additional expense
      to  the   Portfolio,   take   reasonable   steps  to  minimize   service
      interruptions. PFPC Trust shall have no liability with respect to the loss of data or service interruptions caused by equipment failure provided such loss or interruption is not caused by PFPC Trust's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.
11.    Year 2000 Readiness  Disclosure.  PFPC Trust,  with respect to services
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      provided  hereunder,  (a) has reviewed its business and operations,  (b)
      has implemented a program to remediate or replace computer applications and systems, and (c) has implemented a testing plan to test the remediation or replacement of computer applications and systems, in each case, to address on a timely basis the risk that certain computer applications and systems used by PFPC may be unable to recognize and perform properly date sensitive functions involving dates prior to, including and after December 31, 1999, including dates such as February 29, 2000 (the "Year 2000 Challenge"). To the best of PFPC's knowledge and belief, the reasonably foreseeable consequences of the Year 2000 Challenge will not adversely effect PFPC's ability to perform its duties and obligations under this Agreement. If requested by the Fund
      or  its  Board  of  Trustees,   PFPC  will  provide  written   materials
      describing PFPC's current status and plans with respect to the Year 2000 Challenge for use in the Fund's registration statement and/or in materials presented to the Fund's Board of Trustees.
12. Compensation. As compensation for custody services rendered by PFPC Trust during the term of this Agreement, the Fund, on behalf of the Portfolio, will pay to PFPC Trust a fee or fees as may be agreed to in writing from time to time by the Fund and PFPC Trust.
13.   Indemnification.  The  Fund,  on  behalf  of the  Portfolio,  agrees  to
      ---------------
      indemnify  and  hold  harmless  PFPC  Trust  from  all  taxes,  charges,
      expenses,   assessments,   claims  and  liabilities   including  without
      limitation liabilities arising under the Securities Laws and any state or foreign securities or blue sky laws, and amendments thereto, and
      reasonable   expenses,   including   (without   limitation)   reasonable
      attorneys' fees and disbursements, arising directly or indirectly from any action or omission to act which PFPC Trust takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Oral Instructions or Written Instructions. Neither PFPC Trust nor any of its affiliates shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC Trust's or its affiliates' own willful misfeasance, bad faith, negligence or reckless disregard of its duties under this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the Portfolio's assets and not against the assets of any other series of the Fund or the Fund as a whole.
14. Responsibility of PFPC Trust.
      (a) PFPC Trust shall be under no duty to take any action on behalf of the Fund or Portfolio except as specifically set forth herein or as may be specifically agreed to by PFPC Trust in writing. PFPC Trust shall be obligated to exercise care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC Trust shall be liable for any damages arising out of PFPC Trust's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC Trust's willful misfeasance, bad faith, negligence or reckless disregard of such duties or a breach of this Agreement.
      (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC Trust shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement and which PFPC Trust reasonably believes to be genuine; or (B) subject to Section 10, delays, errors, or loss of data occurring by reason of circumstances beyond PFPC Trust's control,
            including   acts  of  civil  or   military   authority,   national
            emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.
      (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC Trust nor its affiliates shall be liable to the Fund or to the Portfolio for any consequential or special losses or damages which the Fund or the Portfolio may incur or suffer
            including  by  or  as  a  consequence   of  PFPC  Trust's  or  its
            affiliates'   performance  of  the  services  provided  hereunder,
            whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates.
15.   Description of Services.
      (a) Delivery of the Property. The Fund will deliver, or arrange for delivery to PFPC Trust of, all the Property owned by the Portfolio, including cash received as a result of the distribution of Shares, during the period that is set forth in this Agreement. PFPC Trust will not be responsible for such Property until actual receipt.
      (b)   Receipt  and  Disbursement  of  Money.  PFPC  Trust,  acting  upon
            -------------------------------------
            Written Instructions, shall open and maintain on its books separate accounts in the Portfolio's name using all cash received from or for the account of the Portfolio, subject to the terms of this Agreement. In addition, upon Written Instructions, PFPC
            Trust shall open and maintain on its books separate custodial accounts for the Portfolio (collectively, the "Accounts") and shall hold in the Accounts all cash received from or for the Accounts of the Portfolio.
            PFPC Trust shall make cash payments from or for the Accounts of the Portfolio only for:

            (i) purchases of securities in the name of the Portfolio, or in PFPC Trust's nominee name as provided in sub-section (j) and for which PFPC Trust has received a copy of the broker's or dealer's confirmation or payee's invoice, as appropriate;

            (ii) purchase or redemption of Shares of the Portfolio delivered to PFPC Trust;

            (iii) payment of, subject to Written Instructions,  interest, taxes, administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by the Portfolio;

            (iv) payment to, subject to receipt of Written Instructions, the Portfolio's transfer agent, as agent for the shareholders, of an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the Portfolio's transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the Fund (on behalf of the Portfolio), PFPC Trust and the Portfolio's transfer agent;

            (v) payments, upon receipt of Written Instructions, in connection with the conversion, exchange or surrender of securities owned or subscribed to by the Portfolio and held by or delivered to PFPC Trust;

            (vi) payments of the amounts of dividends received with respect to securities sold short;

            (vii) payments  made to a  sub-custodian  pursuant to  provisions in sub-section (c) of this Section; and

            (viii)payments  upon  Written  Instructions,  made for other  proper
                  Portfolio purposes.

      PFPC Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for the Accounts.
      (c)   Receipt of Securities; Subcustodians.

            (i) PFPC Trust shall hold all securities received by it for the Accounts in a separate account that physically segregates such securities from those of any other persons, firms or corporations, except for securities held in a Book-Entry System. The ownership of Property in the Accounts, whether securities or otherwise, and whether any Property is held directly by PFPC Trust or through a sub-custodian or Book-Entry System shall be clearly recorded on PFPC Trust's books as belonging to the Portfolio. All such securities shall be held or disposed of only upon Written Instructions of the Fund pursuant to the terms of this Agreement. Except as otherwise provided herein, no Property is, nor shall any Property be, subject to any right, charge, security interest, lien or claim of any kind in favor of PFPC Trust, any sub-custodian, any Book-Entry System or any creditors of them. PFPC Trust shall have no power or authority to loan, encumber, assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement and upon Written Instructions, accompanied by a certified resolution of the Fund's Board of Trustees, authorizing the transaction. In no case may any member of the Fund's Board of Trustees, or any officer, employee or agent of the Portfolio withdraw any securities. Beneficial ownership of the Property shall be freely transferable without the payment of money or value other than for safe custody or administration.

                  At PFPC Trust's own expense and for its own convenience, PFPC Trust may enter into sub-custodian agreements with a subsidiary or affiliate of PFPC Trust to perform duties described in this sub-section (c). Such subsidiary or affiliate shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least twenty million dollars ($20,000,000). In addition, such bank or trust company must be qualified to act as custodian and agree to comply with the relevant provisions of the 1940 Act and other applicable rules and regulations. Any such arrangement will not be entered into without prior written notice to the Fund.

                  PFPC Trust shall remain responsible for the performance of all of its duties as described in this Agreement and shall hold the Fund and the Portfolio harmless from its own acts or omissions, under the standards of care provided for herein, or the acts and omissions of any sub-custodian chosen by PFPC Trust under the terms of this sub-section (c).

      (d)   Transactions   Requiring   Instructions.   Upon  receipt  of  Oral
            Instructions or Written Instructions and not otherwise, PFPC Trust, directly or through the use of the Book-Entry System, shall:
            (i) deliver any securities held for the Portfolio against the receipt of payment for the sale of such securities;

            (ii) execute and deliver to such persons as may be designated in such Oral Instructions or Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Portfolio as owner of any securities may be exercised;

            (iii) deliver any  securities to the issuer  thereof,  or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

            (iv) deliver any securities held for the Portfolio against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

            (v) deliver any securities held for the Portfolio to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

            (vi) make such transfer or exchanges of the assets of the Portfolio and take such other steps as shall be stated in said Oral Instructions or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Portfolio;

            (vii) release  securities  belonging to the Portfolio to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred by the Fund on behalf of the Portfolio; provided, however, that securities shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further securities may be released for that purpose; and repay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

            (viii)release  and  deliver  securities  owned by the  Portfolio  in connection with any repurchase agreement entered into on behalf of the Portfolio, but only on receipt of payment therefor; and pay out moneys of the Portfolio in connection with such repurchase agreements, but only upon the delivery of the securities;

            (ix)  release  and  deliver  or  exchange  securities  owned  by the
                  Portfolio  in   connection   with  any   conversion   of  such
                  securities, pursuant to their terms, into other securities;

            (x) release and deliver securities to a broker in connection with the broker's custody of margin collateral relating to futures and options transactions;

            (xi) release and deliver securities owned by the Portfolio for the purpose of redeeming in kind shares of the Portfolio upon delivery thereof to PFPC Trust; and

            (xii) release  and  deliver  or  exchange  securities  owned  by the
                  Portfolio for other corporate purposes.

            PFPC Trust must also receive a certified resolution describing the nature of the corporate purpose and the name and address of the person(s) to whom delivery shall be made when such action is pursuant to sub-paragraph d(xi).
      (e)   Use of  Book-Entry  System.  The Fund shall  deliver to PFPC Trust
            --------------------------
            certified resolutions of the Fund's Board of Trustees approving, authorizing and instructing PFPC Trust on a continuous basis, to deposit in the Book-Entry System all securities belonging to the
            Portfolio   eligible  for  deposit  therein  and  to  utilize  the
            Book-Entry  System  to the  extent  possible  in  connection  with
            settlements   of  purchases   and  sales  of   securities  by  the
            Portfolio,  and  deliveries  and  returns  of  securities  loaned,
            subject  to  repurchase   agreements  or  used  as  collateral  in
            connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written Instructions or Oral Instructions authorizing contrary actions.
      PFPC Trust shall administer the Book-Entry System as follows:

            (i) With respect to securities of the Portfolio which are maintained in the Book-Entry System, the records of PFPC Trust shall identify by Book-Entry or otherwise those securities belonging to the Portfolio. PFPC Trust shall furnish to the Fund a detailed statement of the Property held for the Portfolio under this Agreement at least monthly and upon written request.

            (ii) Securities and any cash of the Portfolio deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities. PFPC Trust and its sub-custodian, if any, will pay out cash only upon receipt of securities and will deliver securities only upon the receipt of cash.

            (iii) All books and records maintained by PFPC Trust which relate to the Portfolio's participation in the Book-Entry System will at all times during PFPC Trust's regular business hours be open to the inspection of Authorized Persons, and PFPC Trust will furnish to the Fund all information in respect of the services rendered as it may require.

            PFPC Trust will also provide the Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.
      (f)   Registration   of  Securities.   All   Securities   held  for  the
            -----------------------------
            Portfolio which are issued or issuable only in bearer form, except such securities held in the Book-Entry System, shall be held by PFPC Trust in bearer form; all other securities held for the Portfolio may be registered in the name of the Fund on behalf
            of  the  Portfolio,   PFPC  Trust,   the  Book-Entry   System,   a
            sub-custodian,  or any duly appointed  nominees of the Fund,  PFPC
            Trust,  Book-Entry  System  or  sub-custodian.   With  respect  to
            securities held in the nominee name of PFPC Trust or any sub-custodian, such name shall be assigned exclusively to be used for the Property of the Portfolio or to be used in common for the Property of the Portfolio together with the property of other clients of PFPC Trust or sub-custodian (which nominee name shall
            not  in  any  event  be  used  for   assets   of  PFPC   Trust  or
            sub-custodian other than as a fiduciary, custodian, or otherwise for customers and in which assets neither PFPC Trust nor the sub-custodian has any beneficial interest). PFPC Trust shall inform the Portfolio of the name in which any Property held
            hereunder   is  initially   registered   and  of  any  changes  in
            registration   (other  than  those  changes  pursuant  to  Written
            Instructions or Oral Instructions). The specific Property held by PFPC Trust or on its behalf hereunder shall be at all times identifiable in its records. The Fund reserves the right to
            instruct  PFPC  Trust  as  to  the  method  of  registration   and
            safekeeping of the securities of the Portfolio. The Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to hold or deliver in proper form for transfer, or to register in the name of its nominee or in the name of the Book-Entry System any securities which it may hold for the Accounts and which may from time to time be registered in the name of the Fund on behalf of the Portfolio.
      (g)   Voting  and Other  Action.  Neither  PFPC  Trust  nor its  nominee
            -------------------------
            shall vote any of the securities held pursuant to this Agreement by or for the account of the Portfolio, except in accordance with Written Instructions. PFPC Trust, directly or through the use of the Book-Entry System, shall execute in blank and promptly deliver all notices, proxies and proxy soliciting materials received by PFPC Trust as custodian of the Property to the registered holder of such securities. If the registered holder is not the Fund on behalf of the Portfolio, then Written Instructions or Oral Instructions must designate the person who owns such securities.
      (h)   Transactions  Not  Requiring  Instructions.   In  the  absence  of
            contrary Written Instructions, PFPC Trust is authorized to take the following actions:
            (i)   Collection of Income and Other Payments.
                  (A)   collect and receive for the  Accounts of the  Portfolio,
                        all income, dividends, distributions, coupons, option premiums, other payments and similar items, included or to be included in the Property, and, in addition, promptly advise the Portfolio of such receipt and credit such income, as collected, to the Portfolio's custodian
                        Accounts;

                  (B) endorse and deposit for collection, in the name of the Portfolio, checks, drafts, or other orders for the payment of money;

                  (C) receive and hold for the Accounts of the Portfolio all securities received as a distribution on the Portfolio's securities as a result of a stock dividend, share split-up or reorganization, recapitalization, readjustment or other rearrangement or distribution of rights or similar securities issued with respect to any securities belonging to the Portfolio and held by PFPC Trust hereunder;

                  (D) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable on the date such securities become payable; and

                  (E) take any action which may be necessary and proper in connection with the collection and receipt of such income and other payments and the endorsement for collection of checks, drafts, and other negotiable instruments.

                (ii)    Miscellaneous Transactions.

                  (A) PFPC Trust is authorized to deliver or cause to be delivered Property against payment or other consideration or written receipt therefor in the following cases:

                        (1) for examination by a broker or dealer selling for the account of a Portfolio in accordance with street delivery custom;

                        (2) for the exchange of interim receipts or temporary securities for definitive securities; and

                        (3) for transfer of securities into the name of the Portfolio or PFPC Trust or a nominee of either, or for exchange of securities for a different number of bonds, certificates, or other evidence, representing the same aggregate face amount or number of units bearing the same interest rate, maturity date and call provisions, if any;
                              provided that, in any such case, the new securities are to be delivered to PFPC Trust.

                  (B) Unless and until PFPC Trust receives Oral Instructions or Written Instructions to the contrary, PFPC Trust shall:

                        (1) pay all income items held by it which call for payment upon presentation and hold the cash received by it upon such payment for the Accounts of the Portfolio;

                        (2) collect interest and cash dividends received, with notice to the Fund, to the Accounts of the Portfolio;

                        (3) hold for the account of the Portfolio all stock dividends, rights and similar securities issued with respect to any securities held by PFPC Trust; and

                        (4) execute as agent on behalf of the Portfolio all necessary ownership certificates required by the Internal Revenue Code or the Income Tax Regulations of the United States Treasury Department or under the laws of any state now or hereafter in effect, inserting the Fund's name, on behalf of the Portfolio, on such certificate as the owner of the securities covered thereby, to the extent it may lawfully do so.

      (i)   Segregated Accounts.

            (i) PFPC Trust shall upon receipt of Written Instructions or Oral Instructions establish and maintain segregated accounts on its records for and on behalf of the Portfolio. Such accounts may be used to transfer cash and securities, including securities in the Book-Entry System:

                  (A) for the purposes of compliance by the Fund with the procedures required by a securities or option exchange, providing such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; and

                  (B)   upon   receipt  of  Written   Instructions,   for  other
                        corporate purposes.

            (ii) PFPC Trust shall arrange for the establishment of IRA custodian accounts for such shareholders holding Shares through IRA accounts, in accordance with the Fund's prospectuses, the Internal Revenue Code of 1986, as amended (including regulations promulgated thereunder), and with such other procedures as are mutually agreed upon from time to time by and among the Fund, PFPC Trust and the Portfolio's transfer agent.

      (j) Purchases of Securities. PFPC Trust shall settle upon receipt of Oral Instructions or Written Instructions specify: (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

            (ii) the number of shares or the principal amount purchased and accrued interest, if any;

            (iii) the date of purchase and settlement;

            (iv)  the purchase price per unit;

            (v)   the      total      amount       payable      upon      such
                  purchase;

            (vi)  the Portfolio involved; and

            (vii) the name of the person  from whom or the broker  through  whom the purchase was made. PFPC Trust shall upon receipt of securities purchased by or for a Portfolio pay out of the moneys held for the account of the Portfolio the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Oral Instructions or Written Instructions.

      (k) Sales of Securities. PFPC Trust shall settle sold securities upon receipt of Oral Instructions or Written Instructions that specify:

            (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

            (ii) the number of shares or principal amount sold, and accrued interest, if any;

            (iii) the date of trade and settlement;

            (iv)  the sale price per unit;

            (v)   the total amount payable to the Portfolio upon such sale;

            (vi) the name of the broker through whom or the person to whom the sale was made;

            (vii) the  location  to which the  security  must be  delivered  and delivery deadline, if any; and

            (viii)      the Portfolio involved.
      PFPC Trust shall deliver the securities upon receipt of the total amount payable to the Portfolio upon such sale, provided that the total amount payable is the same as was set forth in the Oral Instructions or Written Instructions. In addition to the other provisions hereof, provided PFPC Trust has previously informed the Portfolio in writing of its intention to do so (which notification may be by means of a standing notification and need not be repeated with respect to each particular transaction), PFPC Trust may also accept payment in such form as shall be satisfactory to it, and deliver securities and arrange for payment in accordance with the customs prevailing among dealers in securities. (l) Reports; Proxy Materials.
            (i) PFPC Trust shall furnish to the Fund the following reports:

                  (A) such periodic and special reports as the Fund may reasonably request;

                  (B) a monthly statement summarizing all transactions and entries for the Accounts of the Portfolio, listing each portfolio security belonging to the Portfolio with the adjusted average cost of each issue and the market value at the end of such month and stating the cash account of the Portfolio including disbursements;

                  (C) the reports required to be furnished to the Fund pursuant to Rule 17f-4, or any successor provision, of the 1940 Act; and

                  (D) such other information as may be agreed upon from time to time between the Fund and PFPC Trust.

            (ii)  PFPC  Trust  shall  transmit  promptly  to the Fund any  proxy statement,  proxy material,  notice of a call or conversion or similar  communication  received  by it as  custodian  of  the
                  Property.  PFPC Trust  shall be under no other  obligation  to inform the Fund as to such actions or events.
      (m)   Collections.  All  collections  of  monies  or other  property  in
            -----------
            respect,  or which are to become part,  of the  Property  (but not the  safekeeping  thereof  upon receipt by PFPC Trust) shall be at the sole risk of the Fund.  If  payment  is not  received  by PFPC
            Trust  within a  reasonable  time after  proper  demands have been made,  PFPC  Trust  shall  notify the Fund in  writing,  including copies of all demand letters,  any written responses and memoranda of all  oral  responses  and  shall  await  instructions  from the
            Fund.  PFPC Trust  shall not be  obliged to take legal  action for
            collection   unless  and  until  reasonably   indemnified  to  its
            satisfaction.  PFPC Trust  shall  also  notify the Fund as soon as reasonably  practicable  whenever  income due on securities is not collected in due course and shall  provide the Fund with  periodic status reports of such income collected after a reasonable time.
16. Duration and Termination. This Agreement shall continue until terminated by the Fund or PFPC Trust on 120 days' prior written notice to the other party. In the event this Agreement is terminated (pending appointment of a successor to PFPC Trust or vote of the shareholders of the Fund to dissolve or to function without a custodian of its cash, securities, or other property), PFPC Trust shall not deliver cash, securities or other property of the Portfolio to the Fund.
17.    Notices.  All  notices  and  other  communications,  including  Written
--------------
      Instructions, shall be in writing or by confirming telegram, cable, telex, facsimile, or electronic mail sending device. Notice shall be
      addressed  (a)  if  to  PFPC  Trust  at  200  Stevens   Drive,   Lester,
      Pennsylvania  19113,  Attention:  Sam  Sparhawk;  (b) if to the Fund, at
      4500  Bohannon  Drive,  Menlo  Park,  CA  94025,   Attention:   Joe  Van
      Remortel; or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by
      confirming  telegram,   cable,  telex,  facsimile,  or  electronic  mail
      sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.
18. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.
19.    Delegation;  Assignment.  PFPC Trust may assign its rights and delegate
------------------------------
      its  duties   hereunder  to  any   majority-owned   direct  or  indirect
      subsidiary of PFPC Trust, provided that (i) PFPC Trust receives the Fund's prior written consent to such assignment or delegation; (ii) the assignee or delegate agrees to comply with the relevant provisions of the 1940 Act; and (iii) PFPC Trust and such assignee or delegate promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate). In the event of such delegation PFPC Trust shall remain liable under this Agreement for the acts of its delegate or assignee.
20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
21. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
22.    Miscellaneous.
      (a)   Entire Agreement.  This Agreement  embodies the entire agreement and
            understanding   between  the  parties  and   supersedes   all  prior
            agreements and understandings relating to the subject matter hereof, provided  that  the  parties  may  embody  in one or  more  separate documents their agreement,  if any, with respect to delegated duties or Oral Instructions.
      (b)   The parties  agree that the Fund is  executing  this  Agreement on behalf of the  Portfolio;  that the  Portfolio is acting solely on its own  behalf  separately  from each of the other  series of the
            Fund and not  jointly or  jointly  and  severally  with any of the other series of the Fund;  that this Agreement  shall  constitute, and shall for all  purposes  be  construed  to give  effect to the intention of the parties that it constitute,  a separate Agreement between  PFPC  Trust  and the  Fund  on  behalf  of the  Portfolio separately,  and that no other  series of the Fund shall be liable for the obligations of the Portfolio arising hereunder.
      (c)   A copy of the  Certificate  of Trust  of the Fund is on file  with the  Secretary  of State of the State of  Delaware  and  notice is hereby  given that this  instrument  is  executed on behalf of the
            Trustees of the Fund as  trustees  and not  individually  and that the  obligations  of this  instrument  are not binding upon any of the  Trustees,  officers,  or  shareholders  of  the  Fund  or the
            Portfolio  individually  but are binding  only upon the assets and property of the Portfolio.
      (d)   Captions.   The  captions  in  this   Agreement   are  included  for
            convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
      (e)   Governing Law. This Agreement  shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.
      (f)   Partial Invalidity. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.
      (g)   Successors  and Assigns.  This  Agreement  shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
      (h)   Facsimile  Signatures.  The facsimile signature of any party to this
            Agreement shall constitute the valid and binding execution hereof by such party.

      IN WITNESS WHEREOF,  the parties hereto have caused this Agreement to be
executed      as     of     the     day     and     year      first      above
written.

                                    PFPC TRUST COMPANY

                                       By:
                                      Name:
                                     Title:

                                    E*TRADE FUNDS, on behalf of
                                       E*TRADE Technology Index Fund

                                       By:
                                      Name:
                                     Title:

                                    EXHIBIT A



This Exhibit A, dated as ____________, 1999, is Exhibit A to that certain Custodian Services Agreement dated as of ______________, 1999 between PFPC Trust Company and E*TRADE Funds.


PORTFOLIOS

E*TRADE Technology Index Fund

E*TRADE E-Commerce Index Fund

                           AUTHORIZED PERSONS APPENDIX


NAME (Type)                                     SIGNATURE